UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017
STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 E. Maplewood Ave., Suite 100, Greenwood Village, CO 80111
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2017, we entered into a fourth amendment to our Credit Agreement with BMO Harris Bank N.A. (the “Lender”).  The fourth amendment extends the term of the agreement until March 28, 2022 while also amending certain of the financial covenants as follows: 1) reduces the maximum consolidated fixed charge coverage ratio from 1.10:1.00 to 1.00:1.00 and 2) removes the monetary cap on non-financed capital expenditures for 2017 and each fiscal year thereafter during the term of the Credit Agreement. In addition, the amendment removes the requirement that incoming cash be used to pay down the outstanding balance on a daily basis and also reduces the pricing structure such that borrowing under the Credit Agreement bears interest at the one month LIBOR plus 1.5% or 1.75%, depending on current availability under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: April 3, 2017	By:	/s/ Chad A. Carlson
Chad A. Carlson President and Chief Executive Officer